UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

PGT Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida		34275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 13, 2018, PGT Innovations, Inc. (the “Company”) entered into an Underwriting Agreement with SunTrust Robinson Humphrey Inc. and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering and sale (the “Offering”) of 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $23.00 per share. As a component of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock. A copy of the press release announcing pricing of the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company issued a total of 7,000,000 shares of common stock in the Offering, which was completed on September 18, 2018.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-227281), in connection with the Offering:

•	Underwriting Agreement, dated September 13, 2018, between the Company and SunTrust Robinson Humphrey Inc. and J.P. Morgan Securities LLC, acting as representatives of the Underwriters.

•	Opinion of Jones Day.

•	Consent of Jones Day (included in Exhibit 5.1).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement, dated September 13, 2018, between the Company and SunTrust Robinson Humphrey Inc. and J.P. Morgan Securities LLC, acting as representatives of the Underwriters.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

99.1	Press release, dated September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.
Date: September 18, 2018

	By:	/s/ Brad West
	Name:	Brad West
	Title:	Sr. Vice President and Chief Financial Officer